EXHIBIT 10.6






                      ---------------------------------

         FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                          AGREE LIMITED PARTNERSHIP

                      ----------------------------------








                                                   Dated as of April 22, 1994








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                              Table of Contents

                                                                       Page
                                                                       ----


ARTICLE I - DEFINED TERMS                                                 1

ARTICLE II - ORGANIZATIONAL MATTERS                                      14
        Section 2.1.         Continuation of Partnership                 14
        Section 2.2.         Name                                        14
        Section 2.3.         Principal Office and Registered Agent       15
        Section 2.4.         Power of Attorney                           15
        Section 2.5          Term                                        16

ARTICLE III - PURPOSE                                                    16
        Section 3.1.         Purpose and Business                        16
        Section 3.2.         Powers                                      17

ARTICLE IV - CAPITAL CONTRIBUTIONS                                       17
        Section 4.1.         Capital Contribution of the Partners        17
        Section 4.2.         Issuance of Additional Partnership
                             Interests                                   19
        Section 4.3.         No Preemptive Rights                        22
        Section 4.4.         Capital Accounts                            22
        Section 4.5          Return of Capital Account; Interest         25

ARTICLE V - DISTRIBUTIONS                                                26
        Section 5.1.         Initial Partnership Distributions           26
        Section 5.2.         Requirement and Characterization of
                             Distributions                               26
        Section 5.3          Amounts Withheld                            26
        Section 5.4.         Distributions Upon Liquidation              26

ARTICLE VI - ALLOCATIONS                                                 27
        Section 6.1          Allocations For Capital Account Purposes    27
        Section 6.2          Allocation of Nonrecourse Debt              27
        Section 6.3          Reserved                                    27
        Section 6.4          Special Allocation Rules                    27
        Section 6.5          Allocations for Tax Purposes                30

ARTICLE VII - MANAGEMENT AND OPERATIONS OF BUSINESS                      31
        Section 7.1          Management                                  31
        Section 7.2          Certificate of Limited Partnership          32
        Section 7.3          Restrictions on General Partner's
                             Authority                                   32
        Section 7.4.         Reimbursement of the General Partner        33
        Section 7.5.         Outside Activities of the General Partner   34
        Section 7.6.         Transactions with Affiliates                34
        Section 7.7.         Indemnification                             35
        Section 7.8.         Liability of the General Partner            36
        Section 7.9.         Title to Partnership Assets                 37
        Section 7.10.        Reliance by Third Parties                   37

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ARTICLE VIII - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS                38
        Section 8.1.         Limitation of Liability                     38
        Section 8.2.         Outside Activities of Limited Partners      38
        Section 8.3.         Rights of Limited Partners Relating to
                             the Partnership                             38
        Section 8.4.         Conversion Right                            39
        Section 8.5.         General Partner Covenants Relating to the
                             Rights                                      41
        Section 8.6.         Other Matters Relating to the Conversion
                             Rights                                      41

ARTICLE IX - BOOKS, RECORDS, ACCOUNTING AND REPORTS                      42
       Section 9.1.          Records and Accounting                      42
       Section 9.2.          Fiscal Year                                 43
       Section 9.3.          Reports                                     43

ARTICLE X - TAX MATTERS                                                  43
       Section 10.1.         Preparation of Tax Returns                  43
       Section 10.2.         Tax Elections                               43
       Section 10.3.         Tax Matters Partner                         44
       Section 10.4.         Organizational Expenses                     45
       Section 10.5.         Withholding                                 45

ARTICLE XI - TRANSFERS AND WITHDRAWALS                                   46
       Section 11.1.         Transfer                                    46
       Section 11.2.         Transfer of General Partner's
                             Partnership Interest                        46
       Section 11.3.         Limited Partners' Rights to Transfer        48
       Section 11.4.         Substituted Limited Partners                52
       Section 11.5.         General Provisions                          52

ARTICLE XII - DISSOLUTION AND LIQUIDATION                                53
       Section 12.1.         Dissolution                                 53
       Section 12.2.         Winding Up                                  54
       Section 12.3.         Compliance with Timing Requirements of
                             Regulations                                 56
       Section 12.4.         Deemed Distribution and Recontribution      56
       Section 12.5.         Documentation of Liquidation                57
       Section 12.6.         Reasonable Time for Winding Up              57
       Section 12.7.         Indemnification of the Liquidator           57
       Section 12.8.         Waiver of Partition                         57

ARTICLE XIII - AMENDMENT OF PARTNERSHIP AGREEMENT                        58
       Section 13.1.         Amendments                                  58

ARTICLE XIV - ARBITRATION OF DISPUTES                                    59
       Section 14.1.         Arbitration                                 59
       Section 14.2.         Procedures                                  59
       Section 14.3.         Binding Character                           60
       Section 14.4          Exclusivity                                 60
       Section 14.5.         No Alteration of Agreement                  61



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ARTICLE XV - CONDITIONS/CONCURRENT TRANSACTIONS                          61
       Section 15.1.         General Partner Conditions                  61
       Section 15.2.         Limited Partner Conditions                  61

ARTICLE XVI - GENERAL PROVISIONS                                         62
       Section 16.1.         Addresses and Notice                        62
       Section 16.2.         Titles and Captions                         62
       Section 16.3.         Pronouns and Plurals                        62
       Section 16.4.         Further Action                              62
       Section 16.5.         Binding Effect                              63
       Section 16.6.         No Third Party Beneficiaries                63
       Section 16.7.         Waiver                                      63
       Section 16.8.         No Agency                                   63
       Section 16.9.         Entire Understanding                        63
       Section 16.10.        Counterparts                                63
       Section 16.11.        Applicable Law                              63
       Section 16.12.        Invalidity of Provisions                    63


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



         FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                          AGREE LIMITED PARTNERSHIP


               THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of April 22, 1994, is entered into by and among the undersigned parties.

                             W I T N E S S E T H:

               WHEREAS, Agree Realty Corporation, as general partner, and Richard Agree, as limited partner, formed Agree Limited Partnership (the "Partnership") as a Delaware limited partnership pursuant to that certain Certificate of Limited Partnership dated April 4, 1994 and filed on April 4, 1994 among the partnership records of the Secretary of State of the State of Delaware, and that certain Agreement of Limited Partnership dated as of April 4, 1994; and

               WHEREAS, the original partners of the Partnership desire to amend the aforesaid Agreement of Limited Partnership to (i) admit additional limited partners to the Partnership, and (ii) amend and restate in its entirety the agreement among the partners.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                          ARTICLE I - DEFINED TERMS

               Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings et forth below:

               "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

               "Additional Limited Partner" has the meaning set forth in Section 4.2 hereof.

               "Additional REIT Securities" has the meaning set forth in Section 4.2.C hereof.

               "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed





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to be obligated to restore pursuant to the penultimate sentences of
Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant fiscal year.

               "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.4.D hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 4.4.D hereof.

               "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling fifty percent (50%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls fifty percent (50%) or more of the voting interests, (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above, or (v) any member of the Immediate Family of such Person.

               "Agreement" means this First Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

               "Articles of Incorporation" means the Articles of Incorporation of the General Partner, as the same may be amended or restated and in effect from time to time.

               "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum of:

                      (a) the Partnership's Net Income or Net Loss, as the
               case may be, for such period (without regard to adjustments resulting from allocations described in Section 6.4.A through
               Section 6.4.E),

                      (b) Depreciation and all other noncash charges
               deducted in determining Net Income or Net Loss for such period,


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                      (c) the amount of any reduction in reserves of the
               Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

                      (d) the excess of proceeds from the sale, exchange,
               disposition or refinancing of Partnership property during such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition or refinancing during such period (excluding Terminating Capital Transactions), except such proceeds as are distributed pursuant to Section 5.1, and

                      (e) all other cash received by the Partnership during
               such period that was not included in determining Net Income or Net Loss for such period;

(ii)    less the sum of:

                      (a) all principal debt payments made during such
               period by the Partnership,

                      (b) capital expenditures made by the Partnership
               during such period,

                      (c) investments in any entity (including loans made
               thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or (b),

                      (d) all other expenditures and payments not
               deducted in determining Net Income or Net Loss for such period,

                      (e) any amount included in determining Net Income or
               Net Loss of such period that was not received by the Partnership during such period, and

                      (f) the amount of any increase in reserves established
               during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion.

               Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

               "Bankruptcy" of a Person shall be deemed to have occurred when
(a) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in

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effect, (b) the Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (c) the Person executes and delivers a general assignment for the benefit of the Person's creditors, (d) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (b) above, (e) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Person's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days after such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

               "Beneficial Owner" means an owner of shares of stock of the General Partner under Code Section 542(a)(2), either directly or constructively through application of Code Section 544, as modified by Code
Section 856(h)(1)(B).

               "Business Day" means any day except a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Capital Account" means the Capital Account maintained for a Partner pursuant to Section 4.4 hereof.

               "Capital Contribution" means, with respect to any Partner, the total amount of any cash, cash equivalents and the Net Asset Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to the terms of this Agreement, including the Capital Contribution made by a predecessor holder of the Interest of such Partner.

               "Capital Stock" means REIT Shares and any other shares of stock (including, without limitation, preferred stock) of the General Partner.

               "Carrying Value" means (i) with respect to a Contributed Property, the Gross Asset Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts, (ii) with respect to an Adjusted Property, the Carrying Value as last adjusted pursuant to Section 4.4 reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts since the date of the last adjustment pursuant

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to Section 4.4, and (iii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.4 hereof and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

               "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

               "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

               "Consent of the Limited Partners" means the written consent of a majority-in-interest of the Limited Partners (i.e., Limited Partners holding in the aggregate more than fifty percent (50%) of the total Partnership Interests held by the Limited Partners), which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by each Limited Partner in its sole and absolute discretion.

               "Contributed Property" means each property or other asset (but excluding cash), in such form as may be permitted by the Act, contributed to the Partnership or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4.D hereof, such property shall no longer constitute a Contributed Property for purposes of Section 4.4 hereof, but shall be deemed an Adjusted Property for such purposes.

               "Contribution Agreements" means the Contribution Agreements, dated April 22, 1994, pursuant to which the Property Partnerships agreed to contribute to the Partnership the Properties and other assets owned by such Property Partnerships in consideration for the issuance of Partnership Units to the partners of such Property Partnerships.

               "Contribution Date" has the meaning set forth in
Section 4.2 hereof.

               "Conversion Factor" means 1.0, provided that in the event that the General Partner (i) pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares,or (iii) combines its

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outstanding REIT Shares into a smaller number of REIT Shares, the Conversion
Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares that would be issued and outstanding on the record date for such event if such dividend, distribution, subdivision or combination had occurred as of such date, and the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment of the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date for such event; provided, however, that if a Specified Conversion Date, Specified Exchange Date or Required Exchange Date, as the case may be, occurs after the record date, but prior to the effective date, of any such event, the Conversion Factor shall be determined as if the Specified Conversion Date, Specified Exchange Date or Required Exchange Date, as the case may be, had occurred immediately prior to the record date for such event.

               "Conversion Right" has the meaning set forth in Section
8.4 hereof.

               "Converting Partner" has the meaning set forth in
Section 8.4 hereof.

               "Deemed Partnership Interest Value" as of any date shall mean, with respect to a Partner, the product of (i) the Deemed Value of the Partnership as of such date, multiplied by (ii) such Partner's Partnership Interest as of such date.

               "Deemed Value of the Partnership" as of any date shall mean the quotient of the following amounts:

               (i) the product of (a) the Value of a REIT Share as of such date, multiplied by (b) the total number of REIT Shares issued and outstanding as of the close of business on such date (excluding treasury shares), increased by any liabilities and decreased by any assets of the General Partner other than its interest in the Partnership, divided by

               (ii) the Partnership Interest of the General Partner as of such date.

               "Demand Notice" has the meaning set forth in Section
14.2 hereof.

               "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carry-

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ing Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

               "ERISA" means the Employee Retirement Income and Security Act of 1974, as the same may be amended from time to time, or any successor statute.

               "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time, or any successor statute.

               "Exchange Right" means the Optional Exchange Right and the Required Exchange Right set forth in Sections 11.3.C(1) and (2), respectively.

               "General Partner" means Agree Realty Corporation, a Maryland corporation, its duly admitted successors and assigns and any other Person who is a General Partner at the time of reference thereto.

               "General Partnership Interest" means the Partnership Interest held by the General Partner.

               "Gross Asset Value" of any Contributed Property contributed to the Partnership in connection with the execution of this Agreement means the fair market value of such Contributed Property as established pursuant to the relevant Contribution Agreement. The Gross Asset Value of any other Contributed Property means the fair market value of such Contributed Property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may, in its sole and absolute discretion, adopt; provided, however, that the Gross Asset Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.4 hereof. The "Gross Asset Value" of any property distributed to a Partner means the fair market value of such distributed property at the time of distribution as determined by the General Partner using such reasonable method of valuation as it may, in its sole and absolute discretion, adopt.

               "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood). This definition is intended to conform to the definition of "family" contained in Code Section 544(a)(2). In the event that the definition of family contained in Code Section 544(a)(2)

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is revised, the definition of "Immediate Family" shall be revised accordingly.

               "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry of an order by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership;
(iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the Bankruptcy of such Partner.

               "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, or (B) a director or officer of the Partnership or the General Partner, (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion, and (iii) any Person who, at any time prior to the consummation of the transactions contemplated by the Contribution Agreement, was a general partner (or a director or officer of a general partner) of, or a director or officer of, a Property Partnership.

               "Independent Directors of the General Partner" means the independent directors as defined in Article V, Section 3 of the Articles of Incorporation.

               "IRS" means the Internal Revenue Service.

               "Lien" means any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

               "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

               "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.


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               "Liquidator" has the meaning set forth in Section 12.2
hereof.

               "Net Asset Value" means: (i) in the case of any Contributed Property contributed, or deemed contributed, by a Partner to the Partnership, the Gross Asset Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed (including, with respect to the Properties, any prepayment penalties or other fees and expenses payable on or about the Contribution Date in connection with the prepayment or modification of the liabilities to which such Properties are subject), and (ii) in the case of any property distributed to a Partner by the Partnership, the Gross Asset Value of such property at the time of its distribution by the Partnership reduced by any liabilities either assumed by the distributee Partner upon such distribution or to which such property is subject when distributed.

               "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4 hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 6.4 and 6.5, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

               "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.4 hereof. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Sections 6.4 and 6.5, Net Loss or the resulting Net Income whichever the case may be, shall be recomputed without regard to such items.

               "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.5.B if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

               "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

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               "Nonrecourse Liability" has the meaning set forth in
Regulations Section 1.752-1(a)(2).

               "Notice of Conversion" means the Notice of Conversion substantially in the form of Exhibit B to this Agreement.

               "Notice of Exchange" means the Notice of Exchange substantially in the form of Exhibit C to this Agreement.

               "Offering" means the sale of REIT Shares pursuant to the Registration Statement.

               "Offering Date" means the date of closing of the Offering without regard to any subsequent closing with respect to REIT Shares constituting the Underwriters' overallotment option.

               "Optional Exchange Right" has the meaning set forth in
Section 11.3.C(1) hereof.

               "Original Limited Partner" means each of Richard Agree, Edward Rosenberg and Joel Weiner.

               "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners as a collective group.

               "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

               "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

               "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

               "Partnership" means the Delaware limited partnership formed under the Act and continued pursuant to this Agreement, as such partnership may from time to time be constituted.

               "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The Partnership Interest of each Partner shall be expressed as a percentage of the total Partnership Interests owned by all of the Partners, as specified in

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Exhibit A attached hereto, as such Exhibit may be amended from time to time.
A Partnership Interest may be expressed as a number of Partnership Units.

               "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, for a fiscal year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

               "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to
Section 5.2 hereof, which record date shall be the same as the record date established for a distribution to the holders of REIT Shares of some or all of the General Partner's portion of such distribution.

               "Partnership Unit" means a unit of Partnership Interest issued to a Limited Partner pursuant to the terms of this Agreement, which unit may be converted into REIT Shares through the exercise of the Rights set forth in Sections 8.4 and 11.3.C. The number of Partnership Units of each Limited Partner shall be as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The Partnership Units shall be evidenced by certificates as set forth in Section 4.1.E hereof.

               "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

               "Properties" means the community shopping centers previously owned by the Property Partnerships and contributed to the Partnership pursuant to the Contribution Agreement.

               "Property Partnerships" means the partnerships which owned the Properties prior to their contribution to the Partnership.

               "Qualified Individual" has the meaning set forth in
Section 14.2 hereof.

               "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

               "Registration Statement" means the Registration Statement on Form S-11 (including the prospectus contained therein) filed by the General Partner with the SEC, and any amendments thereto, pursuant to which the General Partner proposes to offer and sell certain of the REIT Shares.

               "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

               "REIT Expenses" has the meaning set forth in Section
7.4.B hereof.

               "REIT Share" means a share of common stock, par value $.01 per share, of the General Partner.

               "REIT Shares Conversion Amount" means a number of REIT Shares equal to the product of (i) the number of Partnership Units offered for conversion by a Converting Partner pursuant to Section 8.4, multiplied by
(ii) the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares any Additional REIT Securities or any other securities or property (collectively, the "rights"), then the REIT Shares Conversion Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

               "REIT Shares Exchange Amount" means a number of REIT Shares equal to the product of (i) the number of Partnership Units to be exchanged by a Limited Partner pursuant to Section 11.3.C(1) or (2), as the case may be, multiplied by (ii) the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares any Additional REIT Securities or any other securities or property (collectively the "rights") then the REIT Shares Exchange Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

               "Requesting Party" has the meaning set forth in Section
14.2 hereof.

               "Required Exchange Date" has the meaning set forth in
Section 11.3.C(2) hereof.

               "Required Exchange Right" has the meaning set forth in
Section 11.3.C(2) hereof.

               "Responding Party has the meaning set forth Section
14.2 hereof.

               "Rights" means the Conversion Rights and the Exchange
Rights.

               "SEC" means the United States Securities and Exchange
Commission.

               "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, or any successor statute.

               "Specified Conversion Date" means the tenth Business Day after receipt by the General Partner of a Notice of Conversion, unless applicable law requires a later date.

               "Specified Exchange Date" means the tenth Business Day after receipt by the General Partner of a Notice of Exchange, unless applicable law requires a later date.

               "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

               "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

               "Trading Day" means a day on which the principal national securities exchange on which the REIT Shares are listed or admitted to trading is open for the transaction of business, or, if the REIT Shares are not listed or admitted to trading, means a Business Day.

               "Underwriters" means the various underwriters who purchase REIT Shares in connection with the Offering.

               "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Section 4.4 hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4 hereof) as of such date.

               "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4 hereof) as of such date, over (ii) the fair market value of such property (as determined under Section 4.4 hereof) as of such date.

               "Value" means, with respect to a REIT Share as of any date, the average of the "closing price" for the ten (10) consecutive Trading Days immediately preceding such date. The "closing price" for each such Trading Day means the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the

REIT Shares are not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the REIT Shares are listed or admitted to trading or, if the REIT Shares are not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the REIT Shares are not so quoted by any such system, the average of the closing bid and asked prices are furnished by a professional market maker selected by the board of directors of the General Partner making a market in the REIT Shares, or, if there is not such market maker or such closing prices otherwise are not available, the fair market value of the REIT Shares as of such day, as determined by the board of directors of the General Partner in its sole discretion. In the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares or any other securities or property (collectively, the "rights"), then the Value of a REIT Share shall include the value of such rights, as determined by the board of directors of the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                     ARTICLE II - ORGANIZATIONAL MATTERS

        Section 2.1.  Continuation of Partnership

               The Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

        Section 2.2.  Name

               The name of the Partnership is Agree Limited Partnership. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the regular communication to the Limited Partners next succeeding the effectiveness of the change of name.

        Section 2.3.  Principal Office and Registered Agent

               The principal office of the Partnership is 31850 Northwestern Highway, Farmington Hills, Michigan 48334, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The registered agent of the Partnership is The Prentice-Hall Corporation Systems, Inc., 229 South State Street, Kent County, Dover, Delaware 19901, or such other Person as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

        Section 2.4.  Power of Attorney

               A. Each Limited Partner irrevocably constitutes and appoints the General Partner, the Liquidator, and the authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

               (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, the Certificate and all amendments or restatements of this Agree-ment or the Certificate) that the General Partner or the Liquidator deems appropriate or necessary to qualify or continue the existence or qualifica-tion of the Partnership as a limited partnership (or a partnership in which the limited partners have a limited liability) in the State of Delaware and in all other jurisdictions in which the Part-nership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agree-ment or the Certificate made in accordance with the terms of this Agreement; (c) all conveyances and other instruments or documents that the Gener-al Partner or the Liquidator, as the case may be, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, includ-ing, without limitation, a certificate of cancel-lation; and (d) all instruments relating to the Capital Contribution of any Partner or the admis-sion, withdrawal, removal or substitution of any Partner made pursuant to the terms of this Agree-ment; and

               (2) execute, swear to, acknowledge and file all bal-lots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, to effectuate the terms or intent of this Agreement.

        Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII hereof or as may be otherwise expressly provided for in this Agreement.

               B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

        Section 2.5.  Term

        The term of the Partnership commenced on April 4, 1994, and shall continue until December 31, 2094, unless it is dissolved sooner pursuant to the provisions of Article XII or as otherwise provided by law.

                            ARTICLE III - PURPOSE

        Section 3.1.  Purpose and Business

        The purpose and nature of the business to be conducted by the Partnership is (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds;
(ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; to own interests in any entity engaged in any of the foregoing; and to exercise all of the powers of an owner in any such entity or interest; (iii) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; and (iv) to do anything necessary, appropriate, proper, advisable, desirable, convenient or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner voluntarily terminates its REIT status pursuant to its Articles of Incorporation.

        Section 3.2.  Powers

        Subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to do any and all acts and things necessary, appropriate, proper, advisable, desirable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed or trust, pledge or other lien, and acquire and develop real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to achieve or maintain qualification as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction of the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

           ARTICLE IV - CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

        Section 4.1.  Capital Contribution of the Partners

               A. Concurrently herewith, the General Partner shall contribute to the capital of the Partnership in cash the dollar amount set forth on Exhibit A in exchange for the Partnership Interest set forth on Exhibit A.

               B. Concurrently herewith, each Property Partnership shall cause the Property owned by such Property Partnership, along with the other assets owned by such Property Partnership, to be contributed to the Partnership in accordance with the terms of the Contribution Agreements. Upon the Partnership's acquisition of any Property, whether by reason of the merger of any Property Partnership into the Partnership or the conveyance of such Property by any Property Partnership to the Partnership, Persons receiving Partnership Units in exchange for their inter-ests in the Property Partnership merging into the Partnership or the Property Partnership conveying its Property to the Partnership shall become Limited Partners in the Partnership and shall be deemed to have made a Capital Contribution as determined by application of the provisions of the Contribution Agreements in the amount set forth on Exhibit A opposite such Persons' names and shall own the Partnership Units and Partnership Interests set forth on Exhibit A opposite such Persons' names.

               C. In the event that the Underwriters exercise their overallotment option in connection with the Offering, the General Partner shall contribute any additional funds received by it from the exercise of the overallotment option to the Partnership in exchange for an additional Partnership Interest. Upon such contribution, the Partnership Interests of the Partners shall be adjusted as set forth in Section 4.2.A (with the Deemed Value of the Partnership calculated for this purpose using the public offering price as the Value of a REIT Share). The number of Partnership Units owned by the Limited Partners shall not be decreased in connection with any additional contribution of funds to the Partnership by the General Partner pursuant to this Section 4.1.C.

               D. The Partners shall own Partnership Units in the amounts set forth on Exhibit A and shall have Partnership Interests in the Partnership as set forth on Exhibit A, which Partnership Units and Partnership Interests shall be adjusted on Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, exercises of Rights, Capital Contributions, transfers of Partnership Interests, admissions of Additional Limited Partners or similar events. The General Partner is authorized on behalf of each of the Partners to amend this Agreement to reflect each such adjustment, and the General Partner shall promptly deliver a copy of each such amendment to each Limited Partner. The Limited Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

               E. The interest of each Limited Partner in Partnership Units shall be evidenced by one or more certificates in such form as the General Partner may from time to time prescribe. Upon surrender to the General Partner of a certificate evidencing the ownership of Partnership Units accompanied by proper evidence of authority to transfer, the General Partner shall cancel the old certificate, issue a new certificate to the Person entitled thereto and record the transaction upon its books. The transfer of Partnership Units may be effectuated only in connection with a transfer of a Limited Partnership Interest pursuant to the terms of Section
8.6 or Article 11 hereof. The General Partner may issue a new certificate or certificates in place of any certificate or certificates previously issued, which previously-issued certificate or certificates are alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate or certificates to be lost, stolen or destroyed. When issuing such new certificate or certificates, the General Partner may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, to give the Partnership a bond in such a sum as the General Partner may reasonably direct as indemnity against any claim that may be made against the Partnership with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

        Section 4.2.  Issuance of Additional Partnership Interests

               A. At any time after the date hereof, without the consent of any Partner, the General Partner may, upon its determination that the issuance of additional Partnership Interests is in the best interests of the Partnership and upon no less than fifteen (15) days prior written notice to the Limited Partners, cause the Partnership to issue Partnership Interests to, and admit as a limited partner in the Partnership, any Person (an "Additional Limited Partner") in exchange for the contribution by such Person of cash and/or property in such amounts as is determined appropriate by the General Partner to further the purposes of the Partnership under Section 3.1 hereof. In the event that an Additional Limited Partner is admitted to the Partnership pursuant to this Section 4.2, the Partnership Interest issued to such Additional Limited Partner shall be in an amount such that:

               (1) the Partnership Interest of such Additional Limit-ed Partner is equal to a fraction, the numerator of which is equal to the total dollar amount of the cash contributed and/or the Net Asset Value of the property contributed by the Additional Limited Partner as of the date of contribution to the Partnership (the "Contribution Date") and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership (computed as of the Business Day immediately preceding the Contribution Date) and (ii) the total dollar amount of the cash contributed and/or the Net Asset Value of the property contributed by the Additional Partner as of the Contribution Date; and

               (2) the Partnership Interests of each Partner other than the Additional Limited Partner shall be re-duced, as of the Contribution Date, such that the Partnership Interest of each such Partner shall be equal to a fraction, the numerator of which is equal to the Deemed Partnership Interest Value of such Partner (computed as of the Business Day immediately preceding the Contribution Date) and the denominator of which is equal to the sum of
                      (i) the Deemed Value of the Partnership (computed as of the Business Day immediately preceding the

                      Contribution Date) and (ii) the total dollar amount of the cash contributed and/or Net Asset Value of the property contributed by the Additional Limited Partner as of the Contribution Date.

               The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Limited Partner and any reduction of the Partnership Interests of the other Partners in accordance with the provisions of this Section 4.2, and the General Partner shall promptly deliver a copy of such amendment to each Limited Partner.

               The number of Partnership Units owned by the Limited Partners shall not be decreased in connection with any admission of an Additional Limited Partner pursuant to this Section 4.2. An Additional Limited Partner that acquires a Partnership Interest pursuant to this Section 4.2 shall not acquire any Partnership Units, and shall not acquire any interest in, and may not exercise or otherwise participate in, any Rights pursuant to Sections 8.4 or 11.3.C. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the General Partner may (but is not required to) grant to an Additional Limited Partner the right to dispose of its Partnership Interest, and may create in the General Partner the right to acquire such Partnership Interest, including, in either case, by exchange for REIT Shares, upon such terms and conditions as are deemed appropriate by the General Partner.

               B. The Partnership shall from time to time issue to the General Partner additional Partnership Interests or securities, rights, options or warrants of the Partnership in such classes and having such designations, preferences and other rights (including preferences and rights senior to the existing Partnership Interests) as shall be determined by the General Partner in accordance with the Act and this Agreement. Any such issuance of Partnership Interests, securities, rights, options or warrants to the General Partner shall be conditioned upon (i) the undertaking by the General Partner of a related issuance of REIT Shares or other securities having designations, rights and preferences such that the economic rights of the holders of such REIT Shares or other securities are substantially similar to the rights of the additional Partnership Interests, securities, rights, options or warrants issued to the General Partner, and the General Partner making a Capital Contribution in an amount equal to the net proceeds raised in the issuance of such REIT Shares or other securities, (ii) the issuance by the General Partner of REIT Shares pursuant to Section 8.4 or 11.3.C, or
(iii) the issuance by the General Partner of REIT Shares under any stock option or bonus plan, and the General Partner making a Capital Contribution in an amount equal to the exercise price of the option exercised by any employee pursuant to such stock option or other bonus plan.

               C. The General Partner shall not issue (i) any additional REIT Shares, or (ii) any preferred stock or rights, options or warrants containing the right to subscribe for or purchase REIT Shares or securities convertible or exchangeable into REIT Shares (collectively, "Additional REIT Securities"), other than to all holders of REIT Shares, pro rata, unless (x) the Partnership issues to the General Partner (i) Partnership Interests, or
(ii) securities, rights, options or warrants of the Partnership having designations, preferences and other rights, including, if applicable, the right to subscribe for or purchase Partnership Interests or securities convertible or exchangeable into Partnership Interests, such that the General Partner receives an economic interest in the Partnership substantially similar to the economic interest in the General Partner represented by the Additional REIT Securities, and (y) except with respect to an issuance of REIT Shares pursuant to Section 8.4 or 11.3.C, the General Partner contributes the net proceeds from the issuance of such additional REIT Shares or Additional REIT Securities, as the case may be, and from the exercise of any rights contained in any Additional REIT Securities to the Partnership.

               D. If the General Partner establishes a stock option plan and stock options granted in connection with such plan are exercised, or if the General Partner issues Additional REIT Securities and any such Additional REIT Securities are exercised, converted or exchanged for REIT Shares:

               (1) the General Partner shall, as soon as practicable after such exercise, conversion or exchange, contribute to the capital of the Partnership an amount equal to the price paid to the General Partner by the exercising party; and

               (2) the General Partner shall, as of the date on which the acquisition of the REIT Shares is consummated by such exercising party, be deemed to have con-tributed to the Partnership an amount equal to the Value (computed as of the Business Day immediately preceding the date on which such acquisition of REIT Shares is consummated by such exercising party) of the REIT Shares delivered by the General Partner to such exercising party.

               E. Except as provided in Section 8.6 or 11.3.C., effective upon the General Partner making, or being deemed to have made, a Capital Contribution to the Partnership pursuant to clause B, C or D of this Section
4.2 other than with respect to the issuance by the General Partner of any Additional REIT Securities, and effective upon the General Partner making, or being deemed to have made, a Capital Contribution to the Partnership upon the exercise, conversion or exchange of any Additional REIT Securities, the General Partner shall receive an additional Partnership Interest such that:

               (1) the Partnership Interest of each Limited Partner shall be equal to a fraction, the numerator of which is equal to the Deemed Partnership Interest Value of such Limited Partner (computed as of the Business Day immediately preceding the date of such contribution) and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership (computed as of the Business Day imme-diately preceding the date of such contribution) and (ii) the amount contributed, or deemed con-tributed, by the General Partner on such date; and

               (2) the Partnership Interest of the General Partner shall be equal to a fraction, the numerator of which is equal to the sum of (i) the Deemed Part-nership Interest Value of the General Partner (computed as of the Business Day immediately pre-ceding the date of such contribution) and (ii) the amount contributed, or deemed contributed, by the General Partner on such date and the denominator of which is equal to the sum of (x) the Deemed Value of the Partnership (computed as of the Busi-ness Day immediately preceding the date of such contribution) and (y) the amount contributed, or deemed contributed, by the General Partner.

        The number of Partnership Units owned by the Limited Partners shall not be decreased in connection with any additional contribution to the Partnership by the General Partner pursuant to this Section 4.2.

        Section 4.3.  No Preemptive Rights

        No Person shall have any preemptive, preferential or other similar right with respect to the making of additional Capital Contributions or loans to the Partnership.

        Section 4.4.  Capital Accounts.

               A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made, or deemed to have been made, by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with clause B hereof and allocated to such Partner pursuant to Sections 6.1.A and 6.4 of this Agreement, and decreased by (x) the amount of cash and the Net Asset Value of other property distributed to such Partner pursuant to this Agreement (including, in the case of the General Partner, payments of REIT Expenses by the Partnership) and (y) all items of Partnership deduction and loss computed in accordance with clause

B hereof and allocated to such Partner pursuant to Sections 6.1.B and 6.4 of this Agreement.

               B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership.

               (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

               (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

               (5) In the event the Carrying Value of any Partnership Assets are adjusted pursuant to clause D hereof, Capital Accounts shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its properties for their fair market values and recognized gain or loss for Federal income tax purposes equal to the amounts of such aggregate net adjustment.

               (6) Any items specially allocated under Section 6.5 hereof shall not be taken into account.

               C. Generally, a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to clause D(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.4.

        D.     (1)    Consistent with the provisions of Regulations
                      Section 1.704-(b)(2)(iv)(f), and as provided in clause D(2), the Carrying Values of all Partner-ship assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in clause
                      D(2) hereof, as if such Unrealized Gain or Unreal-ized Loss had been recognized on an actual sale of each such property and allocated pursuant to Sec-tion 6.1 of this Agreement.

               (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) imme-diately prior to the distribution by the Partner-ship to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

               (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e) the Carrying Value of Partnership assets distributed in kind shall be adjusted up-ward and downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partner-ship property, as of the time any such asset is distributed.

               (4) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the Gen-eral Partner using such reasonable method of valu-ation as it may adopt, or in the case of a liqui-dating distribution pursuant to Article XIII of this Agreement, be determined and allocated by the

                      Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

               E. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of this Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership Capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

        Section 4.5.  Return of Capital Account; Interest.

        Except as otherwise specifically provided in this Agreement, (i) no Partner shall have any right to withdraw or reduce its Capital Contributions or Capital Account or to demand and receive property other than cash from the Partnership in return for its Capital Contributions or Capital Account; (ii) no Partner shall have any priority over any other Partner as to the return of its Capital Contributions or Capital Account; (iii) any return of Capital Contributions or Capital Accounts to the Partners shall be solely from the assets of the Partnership, and no Partner shall be personally liable for any such return; and (iv) no interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

                          ARTICLE V - DISTRIBUTIONS

        Section 5.1.  Initial Partnership Distributions

        As soon as practicable after the execution of this Agreement, the Partnership shall return to the General Partner and Richard Agree the initial capital contributions of Ten Dollars ($10) and Nine Hundred Ninety Dollars ($990), respectively, previously made by such Partners to the Partnership.

        Section 5.2.  Requirement and Characterization of Distributions

        The General Partner shall cause the Partnership to distribute quarterly all, or such portion deemed appropriate by the General Partner, of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in accordance with their respective Partnership Interests on such Partnership Record Date. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder. Notwithstanding the foregoing, the General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay shareholder dividends that will (i) allow the General Partner to achieve and maintain qualification as a REIT, and (ii) avoid the imposition of any additional taxes under Section 857 or Section 4981 of the Code.

        Section 5.3.  Amounts Withheld

        All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to a Partner shall be treated as amounts distributed to such Partner pursuant to Section 5.2 for all purposes of this Agreement.

        Section 5.4.  Distributions Upon Liquidation

        Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 12.2.

                           ARTICLE VI - ALLOCATIONS

        Section 6.1   Allocations For Capital Account Purposes

        For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4 hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

               A. Net Income. After giving effect to the special allocations set forth in Section 6.4 hereof, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previous-ly allocated to the General Partner pursuant to this clause (i) of Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Partnership Interests.

               B. Net Losses. After giving effect to the special allocations set forth in Section 6.4 hereof, Net Losses shall be allocated to the Partners in accordance with their respective Partnership Interests, provided that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this
Section 6.1.B shall be allocated to the General Partner.

        Section 6.2   Allocation of Nonrecourse Debt

        For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Partnership Interests.

        Section 6.3   Reserved.

        Section 6.4   Special Allocation Rules.

        Notwithstanding any other provision of this Agreement, the following special allocations shall be made:

               A. Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement (including Section 6.1 above), if there is a net decrease in Partnership Minimum Gain during any fiscal year (except to the extent attributable to certain conversions and refinancings of Partnership indebtedness, certain capital contributions or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(d)(4), 1.704-2(f)(2) or 1.704-2(f)(3)), each Partner shall be specifically allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This
Section 6.4.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f).

               B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement (including Section 6.1 above but excluding Section 6.4.A, which shall be applied before this Section 6.4.B), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year (except to the extent attributable to certain conversions and refinancings of Partnership indebtedness, certain capital contributions or certain revaluations of the Partnership property as further described in Regulations Sections 1.704-2(i)(3) and 1.704-2(i)(4)), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specifically allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This
Section 6.4.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

               C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.4.A and 6.4.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specifi- cally allocated to such Partner in an amount and manner suffi- cient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 6.4.C is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               D. Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Partnership Interests. If the General Partner determines, in its good faith discretion, that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

               E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specifically allocated to the Partner(s) who bear(s) the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(b)(4) and 1.704-2(i).

               F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to
Section 734(b) or 743(b) of the Code is required, pursuant to Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

               G. Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as Recapture Income, then (A) such Recapture Income shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Recapture Income were allocated, and (B) other tax items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Recapture Income pursuant to clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

               H. Distributions of Proceeds of Nonrecourse Liabilities. To the extent permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the General Partner shall treat a distribution made from the proceeds of a nonrecourse liability as not allocable to an increase in Partnership (or Partner) Minimum Gain to the extent the distribution does not cause or increase a deficit balance in any Partner's Capital Account that exceeds the amount such Partner is obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Partnership's taxable year in which the distribution occurs.

               I. REIT Expenses. The General Partner shall be allocated an amount of gross income equal to the REIT Expenses.

        Section 6.5   Allocations for Tax Purposes

               A. Except as otherwise provided in this Section 6.5, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.4 of this Agreement.

               B. Notwithstanding any other provision in this Agreement, items of income, gain, loss, and deduction attributable to a Contributed Property or an Adjusted Property, shall, in accordance with Sections 704(b) and 704(c), be allocated solely for federal income tax purposes (and not for "book" purposes) among the Partners as follows:

               (1) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in a manner prescribed by Section 704(c) of the Code and the Regulations thereunder so as to take into account the variation between the Gross Asset Value of such property and its adjust-ed basis at the time of contribution;

               (2) In the case of an Adjusted Property, such items shall be allocated among the Partners in a manner prescribed by Sections 704(b) and 704(c) of the Code and the Regulations thereunder so as to take into account any variation between the adjusted basis of such asset for federal income tax purpos-es and the Carrying Value of such asset as of the time of the last adjustment under Section 4.4.B.(5) hereof;

               (3) In furtherance of the foregoing, the Partnership shall employ the method prescribed in Regulation Section 1.704-3(b) (the "traditional method") or the equivalent successor provision(s) of proposed, temporary or final Regulations; and

               (4) Any deductions attributable to prepayment penal-ties or other fees and expenses taken into account in determining the Net Asset Value of any Contrib-uted Property shall be allocated to the Partners who (directly or indirectly) contributed the Con-tributed Property in accordance with the manner in which they bear the economic cost of the amounts giving rise to such deductions.

               C. Except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code shall affect the amount of income, gain, deduction or loss of the Partnership only for federal (and, if applicable, state or local) income tax purposes, and, with respect to an adjustment under section 743(b), shall be allocated entirely to the transferee of the Partnership units so transferred.

               D. If any Partner sells or otherwise disposes of any property, directly or indirectly, to the Partnership, and, as a result thereof, gain on a subsequent disposition of such property by the Partnership is reduced pursuant to Section 267(d) of the Code, then, to the extent permitted by applicable law, gain for federal income tax purposes attributable to such subsequent disposition shall first be allocated among the Partners other than the original selling Partner in an amount equal to such Partner's allocations of "book" gain on the property pursuant to Sections 6.1 and 6.4 hereof and only the remaining gain, if any, for federal income tax purposes shall be allocated to the selling Partner.

             ARTICLE VII - MANAGEMENT AND OPERATIONS OF BUSINESS

        Section 7.1   Management

               A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things and perform all acts specified in this Agreement or otherwise deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all Partnership powers set forth in Section 3.2 hereof and to effectuate the Partnership purposes set forth in Section 3.1 hereof.

               B. No Limited Partner (other than any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in his, her or its capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

               C. The Limited Partners acknowledge that the taking of certain actions hereunder by the General Partner will require the approval of a majority of the Independent Directors of the General Partner.

        Section 7.2   Certificate of Limited Partnership

        To the extent that such action is determined by the General Partner to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all things necessary or appropriate to maintain the Partnership as a limited partnership under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of
Section 8.3.A(3) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the continuation, qualification and operation of a limited partnership in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

        Section 7.3   Restrictions on General Partner's Authority

               A. The General Partner may not, without the written Consent of the Limited Partners, take any of the following actions:

               (1) amend, modify or terminate this Agreement other than in accordance with Article 4, 12, 13 or 14 hereof;

               (2) admit a Person as a Partner, except as otherwise provided in this Agreement;

               (3) make a general assignment for the benefit of cred-itors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

               (4) institute any proceeding for Bankruptcy on behalf of the Partnership;

               (5) sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person); or

               (6)    dissolve the Partnership.

        Notwithstanding the foregoing, the Consent of the Limited Partners shall not be required for any action listed above in this Section 7.3.A if, at the time that the General Partner desires to take such action, the Limited Partners own, in the aggregate, less than a ten percent (10%) Partnership Interest.

               B.     The General Partner shall not have the authority to:

               (1) take any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

               (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose;

               (3)    do any act in contravention of applicable law; or

               (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

        Section 7.4.  Reimbursement of the General Partner

               A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

               B. The General Partner shall be reimbursed for all of the General Partner's operating expenses, including, without limitation, costs and expenses relating to the formation and continuity of existence of the Partnership and the General Partner, the Offering and the issuance of any additional Partnership Interests or REIT Shares, costs and expenses associated with compliance with the periodic reporting requirements and all other rules and regulations of the SEC or any other federal, state or local regulatory body, salaries payable to officers and employees of the General Partner, fees and expenses payable to directors of the General Partner, and all other operating or administrative costs of the General Partner. To the extent any reimbursements to the General Partner do not constitute payment of expenses of the Partnership, such amounts shall constitute "REIT Expenses".

        Section 7.5.  Outside Activities of the General Partner

               A. The General Partner shall not directly or indirectly own any assets or enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, and such activities as are incidental thereto; provided, however, that the General Partner may own such bank accounts or similar instruments as it deems necessary to carry out its responsibilities contemplated under this Agreement and its responsibilities to the holders of REIT Shares.

               B. In the event the General Partner purchases or otherwise acquires REIT Shares, then the General Partner shall cause the Partnership to purchase from it a portion of its Partnership Interest on the same terms that the General Partner purchased or acquired such REIT Shares.

        Section 7.6.  Transactions with Affiliates

               A. The Partnership may contribute assets and loan funds to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner, in its sole and absolute discretion, believes are desirable, consistent with this Agreement and applicable law.

               B. After the Offering is completed, except as expressly permitted by this Agreement, no Partner or Affiliate of a Partner shall sell, transfer or convey any property to, purchase any property from, lend funds to or borrow funds from, provide services to, or enter into any other transaction with, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are no less favorable to the Partnership than could be obtained from an unaffiliated third party. Any such transaction with an Original Limited Partner or with an Affiliate of any such Original Limited Partner is subject to review and approval by a majority of the Independent Directors of the General Partner.

        Section 7.7.  Indemnification

               A. The Partnership shall indemnify each Indemnitee who is made a party to, or otherwise is involved or is threatened to be involved in, a proceeding that relates to the operations of the Partnership pursuant to the terms of this Agreement or to the operations of a Property Partnership prior to the consummation of the transactions contemplated by the Contribution Agreements, and shall hold each such Indemnitee harmless against all judgments, penalties, fines, settlements and expenses (including, without limitation, attorneys' fees, ERISA excise taxes or penalties) reasonably incurred by such Indemnitee in connection therewith, to the fullest extent permitted under the Act, unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed (or omitted) in bad faith or was the result of active or deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or
(iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct for indemnification set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or the entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee failed to meet the standard of conduct for indemnification set forth in this Section 7.7.A.

               B.     The right to indemnification conferred in this Section
7.7 shall be a contract right and shall include the right of each Indemnitee to be paid by the Partnership the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Partnership of (i) a written affirmation of the Indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Partnership pursuant to this Section 7.7 has been met, and (ii) a written undertaking by the Indemnitee to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

               C.     The indemnification provided pursuant to this Section
7.7 shall continue as to a Person who has ceased to have the status of an Indemnitee pursuant to clause (i) or clause (iii) of the definition of "Indemnitee" set forth in Article I hereof and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of any such Person, and to a Person whose status as an Indemnitee was originally established pursuant to clause (ii) of such definition and was later terminated for any reason; provided, however, that except as provided in
Section 7.7.D with respect to proceedings seeking to enforce rights to indemnification, the Partnership shall indemnify any such Person seeking indemnification in connection with a proceeding initiated by such Person only if such proceeding was authorized by the General Partner.

               D. If a claim under Sections 7.7.A, 7.7.B or 7.7.C is not paid in full by the Partnership within thirty (30) calendar days after a written claim has been received by the Partnership, the Indemnitee making such claim may at any time thereafter (but prior to payment of the claim) bring suit against the Partnership to recover the unpaid amount of the claim and, if successful, in whole or in part, such Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.

               E. Following any "change in control" of the General Partner of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the Indemnitee, which independent legal counsel shall be retained by the General Partner on behalf of the Partnership and at the expense of the Partnership.

               F. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 7.7 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute or agreement, or pursuant to any vote of the Partners, or otherwise.

               G. The Partnership may purchase and maintain insurance, at its expense, on its own behalf and on behalf of any Indemnitee and of such other Persons as the General Partner shall determine, against any liability (including expenses) that may be asserted against and incurred by such Person in connection with the Partnership's activities pursuant to this Agreement, whether or not the Partnership would have the power to indemnify such Person against such liability under the terms of this Agreement.

               H. Any indemnification pursuant to this Section 7.7 shall be made only out of assets of the Partnership. In no event may an Indemnitee subject any Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

               I. The provisions of this Section 7.7 are for the benefit of the Indemnities, their heirs, successors, assigns, executors and administrators, and shall not be deemed to create any rights for the benefit of any other Person.

        Section 7.8.  Liability of the General Partner

               A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith and in a manner reasonably believed to be (i) within the scope of the authority granted by this Agreement and (ii) in the best interests of the Partnership.

               B. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

        Section 7.9.  Title to Partnership Assets

        Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.

        Section 7.10.  Reliance by Third Parties

        Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming there-under that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

          ARTICLE VIII - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

        Section 8.1.  Limitation of Liability

        The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

        Section 8.2.  Outside Activities of Limited Partners

        Subject to any agreements entered into by a Limited Partner or its Affiliates with the Partnership, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any Limited Partner, and no Limited Partner shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership or any other Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any other Limited Partner, could be taken by such Person.

        Section 8.3.  Rights of Limited Partners Relating to the
                      Partnership

               A. In addition to other rights provided by this Agreement or by the Act, and except as limited by clause C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

               (1) to obtain a copy of the Partnership's federal, state and local income tax returns for each fiscal year;

               (2) to obtain a current list of the name and last known business, residence or mailing address of each Partner; provided, however, that the General Partner may require, as a condition of providing such list to a Limited Partner, that the Limited Partner confirm in writing to the General Partner that the names of the Partners and other informa-tion provided by the list will be held in strict-est confidence and no distribution of the list will be made;

               (3) to obtain a copy of this Agreement and the Certif-icate, and all amendments to the Agreement and the Certificate; and

               (4) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

               B. The Partnership shall notify each Limited Partner in writing of any change made to the Conversion Factor within ten (10) Business Days after the date such change becomes effective.

               C. Notwithstanding any other provision of this Section 8.3, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership, or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

        Section 8.4.  Conversion Right

               A. Subject to the limitations of clause B below, each Limited Partner who is an Original Limited Partner or an Affiliate of an Original Limited Partner (other than by virtue of clause (iv) of the definition of Affiliate) shall have the right (the "Conversion Right") to require the General Partner to convert on any Specified Conversion Date all or any portion of the Partnership Units held by such Limited Partner into REIT Shares or, at the option of the General Partner, to purchase (or to cause the Partnership to repurchase) all or any portion of the Partnership Units held by such Limited Partner for cash. The Conversion Right shall be exercised pursuant to a Notice of Conversion delivered to the General Partner by the Limited Partner who is exercising the conversion right (the "Converting Partner"), accompanied by the certificate or certificates evidencing the Partnership Units to be converted. The General Partner shall inform the Converting Partner of its election with respect to the manner in which the exercise of the Conversion Right will be satisfied as provided in clause C below. The number of REIT Shares to be issued to a Limited Partner upon exercise of the Conversion Right shall be equal to the REIT Shares Conversion Amount. The amount of cash to be paid to a Limited Partner, at the option of the General Partner, upon exercise of the Conversion Right shall be equal to the Value of the REIT Shares Conversion Amount as of the Business Day on which the Conversion Right is duly exercised.

               B. Notwithstanding anything to the contrary contained in clause A above, no REIT Shares shall be issued to a Limited Partner pursuant to clause A above to the extent that the issuance of such REIT Shares would either:

               (1) cause the aggregate value of the Capital Stock owned by the following Persons (either as direct owners or Beneficial Owners):

                      (i) the Original Limited Partners and their Affiliates (excluding any Affiliate who is such by virtue of clause (iv) of the definition of Affiliate), and

                    (ii) any Person who has obtained REIT Shares di-rectly from an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by vir-tue of clause (iv) of the definition of Af-filiate) or pursuant to Section 11.3.C here-of, or any transferee of such Person (but only to the extent that the value of the Capital Stock owned by such Person or trans-feree (as a direct owner or a Beneficial Owner) exceeds five percent (5%) of the ag-gregate value of the total Capital Stock issued and outstanding)

                      to exceed twenty-four and 9/10 percent (24.9%) of the aggregate value of the total Capital Stock issued and outstanding as of the Specified Conversion Date; or

               (2) cause the General Partner to be considered to be closely held within the meaning of Section 856(a)(6) of the Code as of the Specified Conversion Date.

               C. Within twenty (20) Business Days after the Business Day on which the Conversion Right is duly exercised, the General Partner shall inform the Converting Partner, in writing, (i) whether it elects to purchase (or to cause the Partnership to repurchase) all or any portion of the Partnership Units to which the Notice of Conversion relates for cash, and
(ii) whether the Converting Partner is not entitled to exercise the Conversion Right with respect to a specified number of Partnership Units by virtue of clause B above and, if so, stating either that the General Partner will purchase (or will cause the Partnership to repurchase) such number of Partnership Units or that the Board of Directors of the General Partner, acting by a majority of its Independent Directors, has made the good faith determination that both the General Partner and the Partnership lack available funds, consistent with Section 5.2 hereof, to make such pur-chase/repurchase. The General Partner may elect the option set forth in the foregoing clause (i) only to the extent it and/or the Partnership have available funds to make such purchase/repurchase. If the General Partner informs the Converting Partner pursuant to the foregoing clause (ii) that both it and the Partnership lack available funds to make such purchase/repurchase in full, it shall also inform the Converting
Partner of the portion, if any, of the Partnership Units which it and/or the Partnership have available funds to purchase/repurchase. In the event the General Partner informs a Converting Partner that such Converting Partner is not entitled to convert any portion of the Partnership Units held by such Converting Partner into REIT Shares pursuant to clause B above, and in the further event that the General Partner informs such Converting Partner that it lacks available funds to purchase (or that the Partnership lacks available funds to repurchase) any portion of such Partnership Units which the Converting Partner is not entitled to convert into REIT Shares, such Converting Partner shall be deemed to have withdrawn his Notice of Conversion with respect to that portion of his Partnership Units as to which he is not entitled to exercise the Conversion Right by virtue of clause B above and which the General Partner and the Partnership lack adequate funds to purchase/repurchase.



        Section 8.5.  General Partner Covenants Relating to the Rights

               A. The General Partner shall at all times reserve for issuance such number of REIT Shares as may be necessary to enable the General Partner to issue such REIT Shares in full payment of the Rights with respect to all Partnership Units which are from time to time outstanding.

               B. As long as the General Partner shall be obligated to file periodic reports under the Exchange Act, the General Partner shall timely file such reports in such manner as shall enable any recipient of REIT Shares issued pursuant to Section 8.4 or 11.3.C in reliance upon an exemption from registration under the Securities Act to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation thereunder, for the resale hereof.

        Section 8.6.  Other Matters Relating to the Conversion Rights

               A. Any Partnership Units transferred to the General Partner or the Partnership in connection with the exercise of the Conversion Rights shall be canceled.

               B. Upon any transfer of Partnership Units to the General Partner or the Partnership by a Limited Partner pursuant to Section
8.4 above, the Partnership Interest of such Converting Partner shall be decreased, and the Partnership Interest of the

General Partner shall be correspondingly increased, as provided in this
Section 8.6.B. The Partnership Interest of such Converting Partner subsequent to the conversion event shall be equal to the product of the following: (i) the Partnership Interest of such Limited Partner immediately prior to the conversion event, multiplied by (ii) a fraction, the numerator of which is the total Partnership Units owned by such Limited Partner immediately after the conversion event, and the denominator of which is the total number of Partnership Units owned by such Limited Partner immediately prior to the conversion event. The Partnership Interest of the General Partner subsequent to the conversion event shall be equal to the sum of the following: (i) the Partnership Interest of the General Partner immediately prior to the conversion event, plus (ii) the amount by which the Partnership Interest of the Converting Partner was decreased pursuant to the immediately preceding sentence. Notwithstanding the foregoing, if a Limited Partner owns Partnership Units and also owns Partnership Interests issued pursuant to
Section 4.2 above (which Partnership Interests did not receive any Partnership Units), the portion of the Partnership Interest of such Limited Partner that represents Partnership Interests issued pursuant to Section 4.2 shall not be subject to reduction pursuant to the provisions of this Section 8.6.B. The General Partner shall be deemed to have contributed to the Partnership an amount equal to the Value (computed as of the Business Day on which the Notice of Conversion is delivered to the General Partner) of the REIT Shares delivered, or the cash paid, by the General Partner to the Converting Partner.

               C. The General Partner shall use its best efforts to cause any delivery of REIT Shares to a Converting Partner pursuant to Section 8.4 to be made on the twentieth (20th) Business Day after the Business Day on which the Conversion Right is duly exercised. Any payment of cash to a Converting Partner pursuant to Section 8.4 shall be made on the twentieth
(20th) Business Day after the Business Day on which the Conversion Right is duly exercised.

               D. Any state or local transfer tax that may be payable as the result of a conversion of Partnership Units pursuant to
Section 8.4 shall be payable by the Converting Partner.

             ARTICLE IX - BOOKS, RECORDS, ACCOUNTING AND REPORTS

        Section 9.1.  Records and Accounting

        The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so main-tained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

        Section 9.2.  Fiscal Year

        The fiscal year of the Partnership shall be the calendar year.

        Section 9.3.  Reports

        As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner (i) an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles, and (ii) IRS Form 1065 and Schedule K-1, or similar forms as may be required by the IRS, with respect to such fiscal year. The statements required pursuant to clause (i) shall be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

                           ARTICLE X - TAX MATTERS

        Section 10.1. Preparation of Tax Returns

        The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal, state and local income tax purposes, and the delivery to the Limited Partners of all tax information reasonably required by the Limited Partners for federal, state and local income tax reporting purposes.

        Section 10.2. Tax Elections

        Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election or choose any available reporting method pursuant to the Code or state or local tax law; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) or change any reporting method upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of all of the Partners. Each Partner hereby agrees to provide the Partnership with all information necessary to evaluate or give effect to such election.

        Section 10.3. Tax Matters Partner

               A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax matters pursuant to Section 6223(c)(3) of the Code. As such, the General Partner is authorized to represent the Partnership in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities.

               B. The tax matters partner is authorized, but not required:

               (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceed-ings for the adjustment of Partnership items re-quired to be taken into account by a Partner for income tax purposes (such administrative proceed-ings being referred to as a "tax audit" and such judicial proceedings being referred to as "judi-cial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Part-ner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters part-ner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
                      (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

               (2) in the event that a notice of a final administra-tive adjustment at the Partnership level of any item required to be taken into account by a Part-ner for tax purposes ( a "final adjustment") is mailed to the tax matters partner, to seek judi-cial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the dis-trict in which the Partnership's principal place of business is located;

               (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

               (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

               (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

               (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

               The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

               C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

        Section 10.4. Organizational Expenses

        The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60)-month period as provided in Section 709 of the Code.

        Section 10.5. Withholding

        Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this
Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and, until repayment of such loan, shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two
(2) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall reasonably request in order to perfect or enforce the security interest created hereunder.

                    ARTICLE XI - TRANSFERS AND WITHDRAWALS

        Section 11.1. Transfer

               A. The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any conversion of Partnership Units by a Limited Partner pursuant to Section 8.4.

               B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

        Section 11.2. Transfer of General Partner's Partnership Interest

               A. The General Partner shall not withdraw from the Partnership or transfer all or any portion of its interest in the Partnership without the Consent of the Limited Partners. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 11.2.A, the transferee General Partner shall become a substituted General Partner, effective simultaneously with such transfer, vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instrument as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners.

               B. The General Partner may transfer General Partner-ship Interests held by it to the Partnership in accordance with Section 7.5.B hereof.

               C. The General Partner shall not engage in any merger, consolidation or other combination with or into another Person or any sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding REIT Shares (other than a reincorporation, a change in par value or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Transaction"), unless either:

               (1) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership, as a result of which all Limited Partners will receive for each Part-nership Unit an amount of cash, securities or other property equal to the product of the Conver-sion Factor and the greatest amount of cash, secu-rities or other property paid to a holder of one REIT Share in consideration of one REIT Share at any time during the period from and after the date on which the Transaction is consummated, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty (50%) percent of the outstanding REIT Shares, the holders of Partnership Units shall receive the greatest amount of cash, securities or other property which a Limited Partner would have received had it exercised the Conversion Right or the Exchange Right, as the case may be, and re-ceived REIT Shares in exchange for all of its

                      Partnership Units immediately prior to the expira-tion of such purchase, tender or exchange offer; or

               (2) the Transaction provides that the Partnership shall continue as a separate entity and grants to the Limited Partners conversion and exchange rights with respect to the ownership interests in the new entity that are substantially equivalent to the Rights provided for in Sections 8.4 and 11.3.C.

The Limited Partners shall make the election as to whether option (1) or (2) above shall apply with respect to a Transaction. Such election shall be made by Limited Partners owning a majority-in-interest of the total Partnership Interests owned by the Limited Partners.

        Section 11.3. Limited Partners' Rights to Transfer

               A. No Limited Partner shall transfer all or any portion of its Partnership Interest without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that, notwithstanding the foregoing, each Limited Partner which is an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by virtue of clause (iv) of the definition of Affiliate) may, subject to the provisions of this Section 11.3, at any time, without the consent of the General Partner, (i) exercise its Conversion Rights, if any, in accordance with the terms of Section 8.4; (ii) transfer all or a portion of its Partnership Interest to an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by virtue of clause (iv) of the definition of Affiliate); or (iii) pledge or otherwise encumber all or any portion of its Partnership Interest to any Person in a bona fide transaction and grant the secured party the right to acquire such Partnership Interest upon default. In addition, notwithstanding the foregoing, any Person who is not an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by virtue of clause (iv) of the definition of Affiliate) and acquires a Limited Partnership Interest pursuant to clause
(iii) of the preceding sentence may, without the consent of the General Partner, (x) exercise its Exchange Rights in accordance with the terms of
Section 11.3.C, and (y) subject to the provisions of Section 11.3.C hereof, transfer all or a portion of such Limited Partnership Interest to an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by virtue of clause (iv) of the definition of Affiliate). Subject to the provisions of Section 11.3.C hereof, upon any transfer of a Limited Partnership Interest in accordance with the provisions of this Section 11.3.A, the transferee shall be admitted as a Substituted Limited Partner as provided in Section 11.4 hereof.

               B. If a Person who is an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by virtue of clause (iv) of the definition of Affiliate) becomes the owner of a Limited Partnership Interest in accordance with the provisions of clause
(ii) or (iii) of the first sentence of Section 11.3.A or clause (y) of the second sentence of Section 11.3.A, such Person shall also become the owner of the Partnership Units allocable to such Partnership Interest and shall be entitled to exercise the Conversion Rights with respect to such Partnership Units in accordance with the terms and conditions set forth in Section 8.4 above.

               C. If a Person who is not an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by virtue of clause (iv) of the definition of Affiliate) becomes the owner of a Limited Partnership Interest in accordance with the provisions of clause
(iii) of the first sentence of Section 11.3.A hereof, such Person shall also become the owner of the Partnership Units allocable to such Partnership Interest; provided, however, that, in lieu of Conversion Rights, such Partnership Units shall have the following rights and shall be subject to the following restrictions:

               (1) For a period of one (1) year after the date on which such Person acquires the Partnership Units, such Person shall have the right (the "Optional Exchange Right") to require the General Partner to exchange for REIT Shares on any Specified Exchange Date all or any portion of the Partnership Units held by such Limited Partner or, at the option of the General Partner, to purchase (or to cause the Partnership to repurchase) for cash on any Speci-fied Exchange Date all or any portion of the Part-nership Units held by such Limited Partner. The Optional Exchange Right shall be exercised pursu-ant to a Notice of Exchange delivered to the Gen-eral Partner by the Limited Partner who is exer-cising the exchange right, accompanied by the certificate or certificates evidencing the Part-nership Units to be exchanged. The General Part-ner shall notify such Limited Partner of its elec-tion with respect to the manner in which the exer-cise of the Exchange Right will be satisfied with-in twenty (20) Business Days after the Business Day on which the Exchange Right is duly exercised. The number of REIT Shares to be issued to the Limited Partner upon exercise of the Optional Exchange Right shall be equal to the REIT Shares Exchange Amount. The amount of cash to be paid to a Limited Partner, at the option of the General Partner, upon exercise of the Optional Exchange Right shall be equal to the Value of the REIT Shares Exchange Amount as of the Business Day on which the Optional Exchange Right is duly exer-cised.

               (2) Any of the Partnership Units so acquired by such Person that have not been exchanged for REIT Shares or cash pursuant to the provisions of Sec-tion 11.3.C(1) above on or prior to the date which is one (1) year after the date of such acquisition (the "Required Exchange Date") shall be exchanged (the "Required Exchange Right") for a number of REIT Shares equal to the REIT Shares Exchange Amount as of the Required Exchange Date or, at the option of the General Partner, an amount of cash equal to the Value of the REIT Shares Exchange Amount as of the Required Exchange Date.

               (3) Any state or local transfer tax that may be payable as the result of an exchange of Partnership Units pursuant to this Section 11.3.C shall be payable by the exchanging Limited Partner.

               (4) Upon any transfer of Partnership Units to the General Partner or the Partnership by a Limited Partner pursuant to this Section 11.3.C, the Part-nership Interest of such Limited Partner shall be decreased, and the Partnership Interest of the General Partner shall be correspondingly in-creased, as provided in this Section 11.3.C(4).
                      The Partnership Interest of such Limited Partner subsequent to the exchange event shall be equal to the product of the following: (i) the Partnership Interest of such Limited Partner immediately prior to the exchange event, multiplied by (ii) a frac-tion, the numerator of which is the total Partner-ship Units owned by such Limited Partner immedi-ately after the exchange event, and the denomina-tor of which is the total number of Partnership
                      Units owned by such Limited Partner immediately prior to the exchange event. The Partnership
                      Interest of the General Partner subsequent to the exchange event shall be equal to the sum of the following: (i) the Partnership Interest of the General Partner immediately prior to the exchange event, plus (ii) the amount by which the Partner-ship Interest of the exchanging Limited Partner was decreased pursuant to the immediately preced-ing sentence. Notwithstanding the foregoing, if a Limited Partner owns Partnership Units and also owns Partnership Interests issued pursuant to
                      Section 4.2 above (which Partnership Interests did not receive any Partnership Units), the portion of the Partnership Interest of such Limited Partner that represents the Partnership Interests issued pursuant to Section 4.2 shall not be subject to reduction pursuant to the provisions of this Section 11.3.C(4). The General Partner shall be deemed to have contributed to the Partnership an amount equal to the Value (computed as of the Business Day which is or proximately follows the first to occur of (x) the day on which the notice of Exchange is delivered to the General Partner or (y) the Required Exchange Date) of the REIT Shares delivered, or the cash paid, by the General Partner to the exchanging Limited Partner.

               (5) Any Partnership Units transferred to the General Partner or the Partnership pursuant to the provisions of this Section 11.3.C shall be canceled.

               (6) Notwithstanding anything to the contrary contained in this Section 11.3.C, if all or any portion of the Partnership Interest owned by a Person who is not an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affili-ate who is such by virtue of clause (iv) of the definition of Affiliate) is transferred to an Original Limited Partner or an Affiliate of an Original Limited Partner (excluding any Affiliate who is such by virtue of clause (iv) of the defi-nition of Affiliate) prior to the Required Ex-change Date, the Partnership Units allocable to such Partnership Interest (or portion thereof) shall not be subject to the required exchange of Partnership Units for REIT Shares set forth in
                      Section 11.3.C(2) above.

               D. If a Limited Partner is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his, her or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

               E. The General Partner may prohibit any transfer by a Limited Partner otherwise permitted under this Section 11.3 if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interest.

               F. No transfer by a Limited Partner of its Partner-ship Interest may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Part-nership being treated as an association taxable as a corporation for federal income tax purposes, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

               G. No transfer by a Limited Partner of its Partnership Interest may be made (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest, (ii) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against an asset of the Partnership, or other instrument, document or agreement to which the Partnership is a party or otherwise bound, (iii) in violation of applicable law, or (iv) if such transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor regulations section 2510.2-101.

        Section 11.4. Substituted Limited Partners

               A. Unless otherwise agreed by the transferor and transferee, a transferee of a Limited Partnership Interest shall be admitted as a Substituted Limited Partner in accordance with this Article XI and shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. It shall be a condition precedent to the admission of any Person as a Substituted Limited Partner that such Person execute and deliver to the Partnership (i) evidence of acceptance, in form reasonably satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be reasonably required in the discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner.

               B. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, if any, and Partnership Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner. The admission of any Person as a Substituted Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership.

        Section 11.5. General Provisions

               A. No Limited Partner may withdraw from the Partner-ship other than as a result of a permitted transfer or exchange of all of such Limited Partner's Partnership Interest in accordance with this
Article XI or pursuant to a conversion of all of its Partnership Interest under Section 8.4.

               B. Any Limited Partner who shall transfer all of its Partnership Interest in a permitted transfer or exchange pursuant to this
Article XI or pursuant to a conversion of all of its Partnership Interest under Section 8.4 shall cease to be a Limited Partner.

               C. If any Partnership Interest is transferred or exchanged in compliance with the provisions of this Article XI, or converted pursuant to Section 8.4, during any quarterly segment of the Partnership's fiscal year, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or conversion occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or conversion shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.

                  ARTICLE XII - DISSOLUTION AND LIQUIDATION

        Section 12.1. Dissolution

               The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a substituted General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any substituted General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each, a "Liquidating Event"):

               A.     the expiration of its term as provided in Section
2.5 hereof;

               B. an event of withdrawal of the General Partner, as defined in the Act (including an event of Bankruptcy), unless within ninety
(90) days after the withdrawal remaining Partners owning a majority-in-interest of the total Partnership Interests of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective immediately prior to the date of withdrawal, of a substitute General Partner;

               C. an election to dissolve the Partnership made in writing by the General Partner with the Consent of the Limited Partners; provided, however, that the General Partner may elect to dissolve the Partnership without the Consent of the Limited Partners at any time that the Limited Partners own, in the aggregate, less than a ten percent (10%) Partnership Interest;

               D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

               E. the sale of all or substantially all of the assets of the Partnership, unless the General Partner, with the Consent of the Limited Partners, elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the Partnership); provided that the General Partner may elect to continue the Partnership in accordance with the provisions of this Section 12.1.E without the Consent of the Limited Partners if at the time of such sale the Limited Partners own, in the aggregate, less than a ten percent (10%) Partnership Interest.

        Section 12.2. Winding Up

               A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets (subject to the provisions of Section 12.2.B below), and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by Limited Partners owning a majority-in-interest of the total Partnership Interests of the Limited Partners (the General Partner or such other Person overseeing the winding up of the Partnership, the "Liquidator")) shall be responsible for overseeing the winding up of the Partnership. The assets of the Partnership shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which may include shares of stock in the General Partner) shall be applied and distributed in the following order:

               (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

               (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Part-ners; and

               (3) The balance, if any, to the General Partner and Limited Partners in accordance with their positive

                      Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XII.

               B. Notwithstanding the provisions of Section 12.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

               C. As part of the liquidation and winding up of the Partnership, a proper accounting shall be made of the Capital Account of each Partner, including an analysis of changes to the Capital Account from the date of the last previous accounting. Financial statements presenting such accounting shall include a report of an independent certified public accountant selected by the Liquidator.

               D. As part of the liquidation and winding up of the Partnership, the Liquidator may sell Partnership assets (or assets owned by any partnership in which the Partnership is a partner) solely on an "arm's-length" basis, at the best price and on the best terms and conditions as the Liquidator in good faith believes are reasonably available at the time.

        Section 12.3. Compliance with Timing Requirements of Regulations

        In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XII may be:

               A. distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

               B. withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

        Section 12.4. Deemed Distribution and Recontribution

        Notwithstanding any other provisions of this Article XII, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(q) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Partnership property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

        Section 12.5. Documentation of Liquidation

        Upon the completion of the liquidation of the Partnership as provided in Section 12.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled, and such other actions as may be necessary to terminate the Partnership shall be taken. The Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

        Section 12.6. Reasonable Time for Winding Up

        A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect during the period of liquidation.

        Section 12.7. Indemnification of the Liquidator

        The Liquidator shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of:

               (1) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement; or

               (2) the proven willful misconduct or gross negligence of the Liquidator.

        Section 12.8. Waiver of Partition

        Each Partner hereby waives may right to partition of the Partnership property.

              ARTICLE XIII - AMENDMENT OF PARTNERSHIP AGREEMENT

        Section 13.1. Amendments

               A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Except as provided in Section 13.1.B or 13.1.C, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of the Limited Partners (provided that, the Consent of the Limited Partners shall not be required for any amendment if the Limited Partners own, in the aggregate, less than a ten percent (10%) Partnership Interest).

               B. Notwithstanding Section 13.1.A, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

               (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

               (2) to reflect the admission, substitution, termina-tion or withdrawal of Partners in accordance with this Agreement;

               (3) to amend Schedule A to this Agreement in accordance with Section 4.2, 8.4 or 11.3.C of this Agreement; and

               (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with re-spect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement.

The General Partner will provide notice to the Limited Partners when any action under this Section 13.1.B is taken.

               C.     Notwithstanding anything to the contrary contained in
Section 13.1.A hereof, this Agreement shall not be amended without the prior written consent of each Partner adversely affected if such amendment would
(i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner,
(iii) alter rights of the Partner to receive distributions pursuant to
Article V, or the allocations specified in Article VI

(except as permitted pursuant to Section 4.2 and Section 13.1.B(3) hereof),
(iv) alter or modify the Rights set forth in Sections 8.4 and 11.3.C, (v) cause the termination of the Partnership prior to the time set forth in
Section 2.5 or 12.1, or (vi) amend this Section 13.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in
Section 7.3 without the consent of all Limited Partners.

                    ARTICLE XIV - ARBITRATION OF DISPUTES

        Section 14.1. Arbitration

        Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies between any one or more Partners) arising out of or in connection with this Agreement or the Partnership created hereby, relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by binding arbitration in the State of Michigan, in accordance with this Article XIV and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association.

        Section 14.2. Procedures

        Any arbitration called for by this Article XIV shall be conducted in accordance with the following procedures:

               (1) The Partnership or any Partner (the "Requesting Party") may demand arbitration pursuant to Section
                      14.1 hereof at any time by giving written notice of such demand (the "Demand Notice") to all other Partners against whom a claim is made or with respect to which a dispute has arisen and (if the Requesting Party is not the Partnership) to the Partnership (all such other Partners and, if ap-plicable, the Partnership, collectively, the "Re-sponding Party"), which Demand Notice shall de-scribe in reasonable detail the nature of the claim, dispute or controversy.

               (2) Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and the Responding Party, on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual deemed competent to arbitrate the claim, dispute or controversy and who is willing to act as an arbitrator of the claim, dispute or controversy (a "Qualified Individual"). Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a third Qualified Individual. In the event that the two arbitrators initially selected are unable to agree on a third arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a Qualified Individual to act as the third arbitrator. The three arbitrators selected pursuant to this Section 14.2(2) shall constitute the arbitration panel for the arbitration in question

               (3) The presentations of the parties in the arbitra-tion proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to Section 14.2(2) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations. Any deci-sion concurred in by any two (2) of the arbitra-tors shall constitute the decision of the arbitra-tion panel; unanimity shall not be required.

               (4) The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any one or more of the parties.

               (5) Notwithstanding anything to the contrary contained above in this Section 14.2, if either party fails to select a Qualified Individual to act as an arbitrator for such party with the fifteen (15) day time period set forth in the first sentence of
                      Section 14.2(2), the Qualified Individual selected by the other party shall serve as sole arbitrator under this Section 14.2 in lieu of the arbitration panel. Such sole arbitrator shall have all of the rights and duties of the arbitration panel set forth above in this Section 14.2.

        Section 14.3. Binding Character

        Any decision rendered pursuant to this Article XIV shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

        Section 14.4. Exclusivity

        Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 14.1 hereof, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Article XIV shall survive the dissolution of the Partnership.

        Section 14.5. No Alteration of Agreement

        Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.

               ARTICLE XV - CONDITIONS/CONCURRENT TRANSACTIONS

        Section 15.1. General Partner Conditions

        The obligation of the General Partner to consummate the transactions contemplated herein is subject to fulfillment of all of the following conditions on or prior to the date hereof:

               (1) The transactions contemplated by the Contribution Agreement shall have been consummated in accordance with the terms and conditions of the Contribution Agreement;

               (2) All consents, waivers, approvals and authorizations required for the consummation of the transactions contemplated hereby shall have been obtained; and

               (3) The Registration Statement shall have become effective under the provisions of the Securities Act, and no order or other administrative proceeding shall have been entered or instituted with respect thereto, and be pending, as of the date hereof.

        Section 15.2. Limited Partner Conditions

        The obligation of the Limited Partners to consummate the transactions contemplated herein is subject to fulfillment of all of the following conditions on or prior to the date hereof:

               (1) The General Partner shall have contributed to the Partnership the amount of its Capital Contribution set forth in Exhibit A;

               (2) The transactions contemplated by the Contribution Agreement shall have been consummated in accordance with the terms and conditions of the Contribution Agreement;

               (3) All consents, waivers, approvals and authoriza-tions required for the consummation of the trans-actions contemplated hereby shall have been ob-tained; and

               (4) The Registration Statement shall have become effective under the provisions of the Securities Act, and no stop order or other administrative proceeding shall have been entered or instituted with respect thereto, and be pending, as of the date hereof.

                       ARTICLE XVI - GENERAL PROVISIONS

        Section 16.1. Addresses and Notice

        All notices, requests, demands and other communications hereunder to a Partner shall be in writing and shall be deemed to have been duly given and received (i) on the day delivered by hand, or (ii) on the third Business Day after sent by certified mail, return receipt requested, properly addressed and postage prepaid, or (iii) on the first Business Day after transmitted by commercial overnight courier to the Partner at the address set forth in Exhibit A or at such other address as the Partner shall notify the General Partner in writing.

        Section 16.2. Titles and Captions

        All article or section titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Each Exhibit attached hereto and referred to herein is hereby incorporated by reference.

        Section 16.3. Pronouns and Plurals

        Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any reference in this Agreement to "including" shall be deemed to mean "including without limitation."

        Section 16.4. Further Action

        The Partners shall execute and deliver all such further documents, provide all information and take or refrain from taking such further action as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

        Section 16.5. Binding Effect

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 16.6. No Third Party Beneficiaries

        None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership or any other Person to whom any debts, liabilities or obligations may be owed by (or who otherwise has any claim against) the Partnership or any of the Partners.

        Section 16.7. Waiver

        No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        Section 16.8. No Agency

        Except as specifically provided herein, nothing contained herein shall be construed to constitute any Partner the agent of another Partner or in any manner to limit the Partners in carrying on their own respective businesses and activities.

        Section 16.9. Entire Understanding

        This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understanding and/or written or oral agreements among them respecting the subject matter herein.

        Section 16.10. Counterparts

        This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

        Section 16.11. Applicable Law

        This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

        Section 16.12. Invalidity of Provisions

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                               GENERAL PARTNER:

                               AGREE REALTY CORPORATION


                               By: /s/ Kenneth Howe
                                   ------------------------------
                               Name: Kenneth Howe
                               Title: Secretary


                              LIMITED PARTNERS:


                              /s/ Richard Agree
                              -----------------------------------
                                  Richard Agree


                              /s/ Edward Rosenberg
                              -----------------------------------
                                  Edward Rosenberg


                              /s/ Joel Weiner
                              -----------------------------------
                                  Joel Weiner

                                                                    EXHIBIT A



                                                                    EXHIBIT A
                                                                    ---------

Name and Address                                 Partnership       Partnership
   of Partner                  Contribution       Interest             Units
----------------               ------------      -----------       -----------
General Partner:
----------------
Agree Realty Corporation    $45.1 million           80.53%          2,638,185
3180 Northwestern Highway
Farmington Hills  Michi-
gan  48334

Limited Partners:
-----------------

Richard Agree
----------------            interest in certain     10.09%            329,825
----------------            real property

Edward Rosenberg
----------------            interest in certain      7.30%            240,000
----------------            real property

Joel Weiner
----------------            interest in certain      2.08%             68,134
----------------            real property

                                  EXHIBIT B

                             NOTICE OF CONVERSION


        The undersigned hereby irrevocably (i) converts ____________________ _____________ Partnership Units in Agree Realty Limited Partnership in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership Agreement of Agree Realty Limited Partnership and the Conversion Right referred to in Section 8.4 therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the REIT Shares deliverable upon exercise of the Conversion Right be delivered to the address specified below, and registered or placed in the name(s) and at the address(es) specified below.

        The undersigned hereby represents and warrants that (i) it has full power and authority to transfer all of its right, title and interest in such Partnership Units, (ii) such Partnership Units are free and clear of all Liens, and (iii) it will pay any state or local transfer tax that may be payable as a result of the conversion of such Partnership Units and the issuance of such REIT Shares.


Dated: _________________

Name of Limited Partner:                 _______________________________

Signature of Limited Partner:            _______________________________
                                         By:____________________________
                                         Title:_________________________


Address:                                 _______________________________
                                         (Street Address)


                                         _______________________________
                                         (City)     (State)   (Zip Code)

                                         Signature [Attested]
                                         [Witnessed] by:


                                         _______________________________

Issue REIT Shares to:

Please insert social security or identifying number;

Name:

Address:


Deliver the REIT Shares to the following address:

                                  EXHIBIT C

                              NOTICE OF EXCHANGE


        The undersigned hereby irrevocably (i) exchanges ___________________ _______________ Partnership Units in Agree Realty Limited Partnership in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership Agreement of Agree Reality Limited Partnership and the Optional Exchange Right referred to in Section 11.3.C therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the REIT Shares deliverable upon exercise of the Optional Exchange Right be delivered to the address specified below, and registered or placed in the name(s) and at the address(e) specified below.

        The undersigned hereby represents and warrants that (i) it has full power and authority to transfer all of its right, title and interest in such Partnership Units, (ii) such Partnership Units are free and clear of all Liens, and (iii) it will pay any state or local transfer tax that may be payable as a result of the exchange of such Partnership Units and the issuance of such REIT Shares.


Dated: ___________________

Name of Limited Partner:                        _____________________________


Signature of Limited Partners:                  _____________________________
                                                By:__________________________
                                                Title:_______________________

                                                _____________________________
                                                (Street Address)


                                                _____________________________
                                                (City)    (State)  (Zip Code)

                                                Signature [Attested]
                                                [Witnessed] by:


                                                _____________________________